SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2006

Worldspan, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Galleria Parkway, N.W., Atlanta,		30339
GA		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 26, 2006, each of Ninan Chacko, Susan J. Powers, Jeffrey C. Smith, David A. Lauderdale and Kevin W. Mooney, five of the executive officers of WTI and the Company (each, an “Executive Officer,” and collectively, the “Executive Officers”) entered into an amendment to their respective employment agreements with WTI and the Company. These amendments provide that in the event that a change of control of WTI occurs on or prior to June 30, 2008, the Executive Officer will receive a change of control bonus of 2.5 times the Executive Officer’s annual base salary in effect immediately prior to the change of control, provided that the Executive Officer remains in the employ of WTI, the Company or any successor to the business of WTI and the Company for a period of six months following the change of control. The change of control bonus will be paid immediately if prior to the date that is six months after the change of control, the Executive Officer’s employment is terminated without Cause or the Executive Officer terminates his or her employment for Good Reason, as those capitalized terms are defined in the respective employment agreements of the Executive Officers. Otherwise, assuming the Executive Officer remains in the employ of WTI, the Company or any successor to the business of WTI and the Company, the change of control bonus will be paid within seven business days after the expiration of the six month period following the change of control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: General Counsel, Secretary and Senior Vice President— Human Resources

Dated: June 30, 2006